Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

SEA-LAND MOTOR FREIGHT, INC.

1. The name of the corporation is Sea-Land Motor Freight, Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) and the par value of each such share is One Hundred ($100.00) Dollars amounting in the aggregate to One Hundred Thousand ($100,000.00) Dollars.

5. The name and mailing address of each incorporator is as follows:

Diane Mesce	10 Parsonage Road
Edison, New Jersey

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

8. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of February, 1989.

Diane Mesce

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:45 PM 03/22/2000 001146447 – 2188580

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SEA-LAND MOTOR FREIGHT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the Unanimous Written Consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of SEA-LAND MOTOR FREIGHT, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and shall read as follows:

“The name of the Corporation is SEA-LOGIX, INC.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given Unanimous Written Consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SEA-LAND MOTOR FREIGHT, INC. has caused this certificate to be signed by Karen L. Bowman, its Treasurer and Secretary, this 21st day of March, 2000.

Karen L. Bowman
Treasurer and Secretary

State of Delaware

Certificate of Conversion

Pursuant to Title 8, Chapter 1, Sections 266 and 103 of the Delaware General Corporation Law, as applicable, the undersigned entity does hereby submit this Certificate of Conversion for the purpose of converting to a different business entity.

The name of the converting business entity is Sea-Logix, Inc.

The name under which the converting business entity was originally incorporated is Sea-Land Motor Freight, Inc.

The converting business entity is a domestic corporation.

The converting business entity originally filed its certificate of incorporation with the Secretary of State of Delaware on February 27, 1989.

The name of the resulting business entity is Sea-Logix, LLC.

The resulting business entity is a domestic limited liability company.

The organization and internal affairs of the resulting business entity are governed by the laws of the State of Delaware.

The plan of conversion has been approved by the Board of Directors and by the stockholders of the corporation in accordance with Title 8, Chapter 1, Section 266 of the Delaware General Corporation Law.

This is the 11th day of February, 2003.

Robert S. Zuckerman, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 02/12/2003 030094915 – 2188580

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

SEA-LOGIX, LLC

1. The name of the limited liability company is SEA-LOGIX, LLC.

2. The address of the company is 699 Harbor Plaza, Long Beach, California.

3. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

4. This Company shall have perpetual existence and may carry on any lawful business, purpose or activity pursuant to Delaware Corporation Law, Limited Liability Company Act, Chapter 18, Section 18-106.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of SEA-LOGIX, LLC this 11th day of February, 2003.

CSX LINES, LLC

Authorized Person

BY:
Robert S. Zuckerman, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 02/12/2003 030094915 – 2188580

State of Delaware Secretary of State Division of Corporations Delivered 12:08 PM 07/07/2004 FILED 12:07 PM 07/07/2004 SRV 040497793 – 2188580 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

SEA-LOGIX, LLC.

This Certificate of Amendment of the Certificate of Formation of Sea-Logix, LLC. (the “limited liability company”), is being duly executed and filed by the undersigned, pursuant to the Section 18-202 of the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is Sea-Logix, LLC.

SECOND: The Certificate of Formation is hereby amended to change the name of the limited liability company. To effect the foregoing, Paragraph 1 of the Certificate of Formation is hereby amended to read in its entirety as follows:

“1. The name of the limited liability company is:

Sea-Logix, LLC

IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Amendment to the Certificate of Formation this 7th day of July, 2004.

SEA-LOGIX, LLC,

By: Horizon Lines, LLC, Its Member

By:
Name:	Robert S. Zuckerman
Title:	AUTHORIZED PERSON